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                                                                    EXHIBIT 3.36

                         ALUMINUM UPSTREAM HOLDINGS LLC

                       LIMITED LIABILITY COMPANY AGREEMENT

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                         ALUMINUM UPSTREAM HOLDINGS LLC

                       LIMITED LIABILITY COMPANY AGREEMENT

                                    ARTICLE I
                                    FORMATION

     SECTION 1.1 -- FORMATION OF THE COMPANY. Aluminum Upstream Holdings LLC (the "COMPANY") was formed on June 12, 2006 upon the filing of a Certificate of Formation with the Delaware Secretary of State pursuant to the Delaware Limited Liability Company Act (as amended from time to time, the "ACT"). The rights and obligations of the parties and the organization, operation, dissolution, and winding up of the Company, shall be governed by the Act, the Company's Certificate of Formation as amended from time to time (the "CERTIFICATE") and this Limited Liability Company Agreement as amended from time to time (the "AGREEMENT"). The formation of the Company as a Delaware limited liability company under the Act by Leslie J. Parrette, Jr. ("PARRETTE") and all actions taken by Parrette are hereby adopted and ratified, Parrette being an "authorized person" within the meaning of the Act to execute, deliver and file the Certificate.

     SECTION 1.2 -- NAMES. The name of the Company may change from time to time by amendment of the Certificate. The Company may transact business under one or more assumed names as determined from time to time by the Board, subject to compliance with any applicable laws relating to use of assumed names.

     SECTION 1.3 -- REGISTERED AGENT. The Company's registered agent shall be the Person designated in the Certificate or such other Person as may be designated from time to time by the Board in accordance with the Act.

                                   ARTICLE II
                                   DEFINITIONS

     SECTION 2.1 -- DEFINITIONS. Whenever used in this Agreement, the following terms shall have the meaning assigned to them in this Section 2.1 except to the extent expressly otherwise provided in this Agreement:

     AFFILIATE. "Affiliate" shall mean, when used with reference to a specified Person: (i) any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the specified Person; (ii) any Person that is an officer of, a director of, general partner in, manager of, or trustee of, or serves in a similar capacity with respect to, the specified Person, or of which the specified Person is an officer, director, general partner, manager, or


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trustee, or with respect to which the specified Person serves in a similar capacity; and (iii) any Person that, directly or indirectly, is the beneficial owner of 10% or more of any class of equity securities of, or otherwise has a substantial beneficial interest (10% or more) in, the specified Person, or of which the specified Person is directly or indirectly the owner of 10% or more of any class of equity securities.

     BOARD. "Board" shall mean the Directors acting as a group as provided in
Article VI.

     CODE. "Code" shall mean the Internal Revenue Code of 1986 as amended (or corresponding provisions of subsequent laws).

     COMPANY ASSETS. "Company Assets" shall mean all assets, interests, properties and rights of any type owned by the Company.

     COMPETITIVE. "Competitive" shall mean within the range of prices and other terms customarily charged or given for the money loaned, property leased, or goods or services provided in question, by Persons that are engaged in the business of loaning such money, leasing similar property, or providing similar goods or services in the relevant market area.

     DEBT SERVICE. "Debt Service" shall mean all payments, including without limitation principal, interest, and fees, that are made in connection with any loan, whether or not such payments are then due, past due, or are being prepaid.

     DIRECTORS. "Directors" shall mean those persons appointed as Directors by the Shareholders pursuant to the Management Addendum and "Director" shall mean any one of such persons. Each Director shall be considered a "Manager" within the meaning of the Act.

     EVENT OF WITHDRAWAL. "Event of Withdrawal" shall mean an event causing cessation of membership under Act Section 18-304.

     FISCAL YEAR. "Fiscal Year" shall mean the Company's taxable year for U.S. federal income tax purposes or, if the context requires, any portion of such year for which the Company is required to allocate profits, losses, and other items of Company income, gain, loss or deduction pursuant to Article VIII.

     MAJORITY IN INTEREST. "Majority in Interest" shall mean Shareholder(s) owning Shares representing a majority of all of the votes entitled to be cast by all of the Shares.

     MANAGEMENT ADDENDUM. "Management Addendum" shall mean the Management Addendum attached hereto.


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     OPERATING EXPENSES. "Operating Expenses" shall mean the expenses of the
Company other than (i) Debt Service, (ii) capital expenditures, and (iii) depreciation and other noncash charges.

     PERSON. "Person" shall mean and include any individual, trust, partnership, association, limited liability company, corporation or other entity.

     RESERVE. "Reserve" shall mean the amount of the Company's cash receipts which the Board, in its discretion, retains in the Company (i) to pay future Debt Service or Operating Expenses, (ii) to make future capital expenditures, or
(iii) to provide for contingent or unforeseen obligations of the Company.

     SHAREHOLDERS. "Shareholders" shall mean those Persons holding Shares and "Shareholder" shall mean any one of such Persons. Each Shareholder shall be considered a "Member" within the meaning of the Act.

     SHARES. "Shares" shall mean shares of the Company representing all of a Person's rights and obligations with respect to the Company as a Shareholder, including without limitation, any share of the profits and losses of the Company, any right to receive distributions of the Company's assets, and any right to participate in the management of the Company as a Shareholder as provided in this Agreement or the Act.

     SECTION 2.2 -- ADDITIONAL DEFINITIONS. Additional definitions appear elsewhere in this Agreement.

                                   ARTICLE III
                               PURPOSE AND POWERS

     SECTION 3.1 -- PURPOSE. The Company may engage in any and all lawful business or activities as may be determined by the Board.

     SECTION 3.2 -- POWERS. The Company shall have all powers permissible under the Act.

                                   ARTICLE IV
                                PRINCIPAL OFFICE

     SECTION 4.1 -- PRINCIPAL OFFICE. The principal office of the Company shall be in the United States.

     SECTION 4.2 -- TERM. Subject to Section 9.1, there shall be no limitation on the Company's duration.


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                                    ARTICLE V
                                INCOME TAX STATUS

     SECTION 5.1 -- INCOME TAX STATUS. So long as there only a single Person owning the Shares, the Company shall be disregarded as an entity separate from such Person as provided in U.S. Treasury Regulations Section 301.7701-3. Whenever there is more than one such Person, the Company shall be classified as a partnership subject to Subchapter K of Chapter 1 of the Code for U.S. Federal and state income tax purposes. Such classification as a disregarded entity or as a partnership shall be solely for U.S. Federal and state income tax purposes, and shall not affect the limited liability of the Directors and Shareholders or otherwise affect the status of the Company, its Directors and Shareholders under the Act.

                                   ARTICLE VI
                                   MANAGEMENT

     SECTION 6.1 - BOARD OF DIRECTORS.

          (a) In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Agreement and except only as limited, restricted or prohibited by the express provisions of this Agreement, the Board shall have full, exclusive and complete discretion in the management and control of the affairs of the Company and shall make all decisions affecting Company affairs. At any time there is more than one Director then serving, the exercise of such authority shall be in accordance with and subject to Section 6.2.

          (b) The number of Directors, and the Person(s) serving as Director(s), shall be as determined from time to time by a Majority in Interest of all the Shareholders; provided, that at all times a majority of the Directors shall be U.S. residents. The initial number of Directors shall be three, and the initial Directors shall be Martha Finn Brooks, Steven R. Fisher and Leslie J. Parrette, Jr.

     SECTION 6.2 -- BOARD.

          (a) At any time there is more than one Director serving, (i) neither any Director nor the Directors shall take any actions, or exercise any authority, as a Director or Directors, whether under this Agreement or otherwise, except (A) as authorized by the Board in accordance with Section 6.2(b) or (B) as may be expressly otherwise provided in this Agreement, and (ii) references in this Agreement to decisions or other actions to be taken by, or under the authority of, the Directors shall mean action by the Board in accordance with Section 6.2(b).

          (b) In order for the Board to act on any matter, the action must receive the consent of a majority of all the Directors. For this purpose, a Director may give the Director's consent either (i) at a meeting of at least a majority of the Directors at which all persons participating in the meeting


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can contemporaneously interact with one another, or (ii) in a writing signed by the Director. The Board shall cause to be maintained a written record of its actions taken with or without a meeting.

     SECTION 6.3 -- CERTAIN SPECIFIC AUTHORITY OF THE BOARD. Subject to any express limitations contained in this Agreement and without limiting their other authority contained in this Agreement or the Act, the Board is hereby authorized for, in the name, and on behalf of the Company to take all actions it may deem necessary or appropriate in furtherance of the Company's interests, including without limitation:

          (i) to borrow money and issue evidences of indebtedness, and to secure the same by mortgage, deed of trust, pledge or other lien on Company Assets;

          (ii) to lease real and personal property;

          (iii) to employ agents, officers, employees, accountants, attorneys, consultants and other Persons necessary or appropriate to carry out the business of the Company, and to pay fees, expenses, salaries, wages and other compensation to such Persons;

          (iv) to pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend or compromise, upon such terms as the Board may determine and upon such evidence as the Board may deem sufficient, any obligation, suit, liability, cause of action or claim, including taxes, either in favor of or against the Company;

          (v)  to establish, maintain, increase, reduce, and/or eliminate
               Reserves;

          (vi) to deal with any Person who has loaned money or provided goods or services to any Director, any Shareholder, or any Affiliate of a Director or Shareholder;

          (vii) to withhold taxes as permitted or required by, and to otherwise comply with and take actions necessary as a result of, provisions of the Code or the laws of any foreign country, state or other jurisdiction to which the Company or any Shareholder is subject;

          (viii) to place record title to, or the right to use, Company Assets in the name(s) of nominee(s) or trustee(s), for any purpose convenient or beneficial to the Company;

          (ix) to deposit, withdraw, invest, pay, retain and distribute the Company's funds in a manner consistent with this Agreement;

          (x) to make such elections under the Code and other relevant tax laws as to the treatment of items of Company income, gain, loss, deduction and credit, and


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               as to all other relevant matters, as the Board deems necessary or appropriate, including, without limitation, selection of the manner and method of determining depreciation of capital assets, and determination of whether expenditures are to be capitalized or treated as current expenses; and

          (xi) to compromise the obligation of a Shareholder to make a contribution to the Company, or to return to the Company money or other property paid or distributed to such Shareholder in violation of the Act.

     SECTION 6.4 -- AUTHORITY TO DEAL WITH DIRECTORS, SHAREHOLDERS AND THEIR AFFILIATES. Without limiting its other authority provided in this Agreement or the Act, the Board is authorized for, in the name, and on behalf of the Company:

          (i) to borrow funds from any Director, Shareholder, or Affiliate of one or more Directors or Shareholders, on terms that are determined by the Board to be overall not materially less favorable to the Company than Competitive terms;

          (ii) to lease or sublease as lessee or sublessee real or personal property from any Director, Shareholder, or Affiliate of one or more Directors and/or Shareholders, on terms that are determined by the Board to be overall not materially less favorable to the Company than Competitive terms; and

          (iii) to contract with any Director, Shareholder, or Affiliate of one or more Directors and/or Shareholders, for other goods or services or otherwise, on terms that are determined by the Board to be overall not materially less favorable to the Company than Competitive terms.

     SECTION 6.5 -- COMPANY EXPENDITURES. All of the Company's capital expenditures and expenses shall be billed directly to and paid by the Company to the extent practicable. Company capital expenditures or expenses shall include, but not be limited to:

          (i) fees and expenses of architects, general contractors, lenders, appraisers, investment advisors, attorneys, accountants, investment bankers, brokers, independent contractors, leasing agents, consultants, insurance representatives, and other agents;

          (ii) expenses of the Board's communications, oral or written, with the Shareholders including expenses of preparing and mailing reports to Shareholders;

          (iii) payment of any and all liabilities, losses, judgments, expenses, and amounts paid in settlement of claims arising out of the business or affairs of the Company, and fees and expenses of professionals employed by the Company in connection with any of the above;


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          (iv) fees and expenses of accountants for the preparation and documentation of Company accounting, audits, and financial projections;

          (v) legal services, which shall include without limitation the following: expenses of preparing, and from time to time amending, the Certificate and this Agreement; costs incurred in connection with any litigation in which the Company is involved as well as any examination, investigation, or other proceeding conducted therewith; and costs of qualifying or licensing the Company;

          (vi) tax services, which shall include without limitation the following: tax planning for the Company, and preparation and documentation of Company U.S. Federal, state and local and any other applicable jurisdiction tax returns;

          (vii) premiums, loss adjustments and any other expenses of insurance required in connection with the business or affairs of the Company;

          (viii) organizational expenses;

          (ix) ad valorem taxes on Company Assets;

          (x)  Operating Expenses not described above;

          (xi) Debt Service; and

          (xii) any other costs or expenses necessary or appropriate for the organization, operation or winding up of the Company.

     SECTION 6.6 -- CERTAIN DUTIES, OTHER ACTIVITIES AND COMPENSATION OF THE DIRECTORS.

          (a) The Directors shall be required to devote to the affairs of the Company only such time as may be necessary for the proper performance of their responsibilities under this Agreement, subject to Section 6.8. The Directors and their Affiliates shall be free to conduct other activities to no less extent than as provided in Section 7.5 with respect to Shareholders; provided, however, that nothing in this Section 6.6(a) shall relieve any Person from any obligation or restriction otherwise heretofore or hereafter undertaken by such Person.

          (b) The Board shall prepare or cause to be prepared and shall file all U.S. Federal, state or local or other jurisdiction tax returns required to be filed by the Company. The Board and/or the Company may withhold taxes from amounts otherwise distributable to Persons owning Shares and remit such taxes to the applicable governmental authorities, as applicable laws may permit or require.

          (c) Until required in the conduct of the affairs of the Company, all Company funds, including, but not limited to, capital contributions, Company income, and proceeds of


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borrowing by the Company, may be deposited or invested in any type of account or investment that the Board determines. Any interest or other income generated by such deposits or investment shall be for the Company's account. All Company funds may be commingled with other Company funds, and may be withdrawn, expended and distributed as authorized by this Agreement.

          (d) The Board shall keep or cause to be kept adequate books and records reflecting the activities of the Company, in such form and content sufficient to meet the requirements of Act Section 18-305.

          (e) The Board may procure and maintain, on behalf of and at the expense of the Company, such types and amounts of insurance coverage as the Board may determine to be desirable for the protection of the Company, Directors, Shareholders, employees, and other agents.

          (f) A Director may be paid for his, her, or its services as Director such compensation, if any, as may be approved from time to time in writing by a Majority in Interest of all the Shareholders.

     SECTION 6.7 -- STANDARD OF CARE, LIMITED LIABILITY & INDEMNIFICATION.

          (a) To the full extent provided in the Act, the Directors shall not be liable for the obligations of the Company.

          (b) A Director shall discharge the Director's duties and exercise the Director's authorities in a manner the Director believes in good faith to be in the best interests of the Company. No Director shall be liable, responsible or accountable in damages or otherwise to the Company or to any Shareholder for (a) any act performed within the scope of the authority conferred on such Director by this Agreement except for the gross negligence or willful misconduct of such Director in carrying out the obligations of such Director hereunder, (b) such Director's failure or refusal to perform any act, except those expressly required by or pursuant to the terms of this Agreement, (c) such Director's performance of, or failure to perform, any act on the reasonable reliance on advice of legal counsel to the Company or (d) the negligence, dishonesty or bad faith of any agent, consultant or broker of the Company selected, engaged or retained in good faith.

          (c) In any threatened, pending or completed action, suit or proceeding, each Director shall, to the fullest extent permitted by the Act and all other applicable laws, be fully protected and indemnified and held harmless by the Company against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees and disbursements, costs of investigation, fines, judgments and amounts paid in settlement, actually incurred by any such Director in connection with such action, suit or proceeding) by virtue of its status as a Director, regardless of whether the indemnitee continues to be a Director, or with respect to any action or omission taken or suffered by such Director in good faith, other than liabilities and losses resulting from the gross negligence or willful misconduct of such Director; provided, however, that any such Director shall not be so indemnified for any acts determined to be in contravention of this Agreement or in breach of its fiduciary duties. The indemnification provided


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by this paragraph shall be recoverable only out of the assets of the Company, and no Director or Shareholder shall have any personal liability on account thereof or be required to fund or cause to be funded any obligation by reason of these indemnification provisions.

          (d) No amendment or repeal of this Section 6.7, nor the adoption hereafter of any provision in the Certificate or in this Agreement inconsistent with this Section 6.7, shall eliminate or reduce the protection granted in this
Section 6.7 with respect to any matter that occurred prior to such amendment, repeal, or adoption. Each Person who at any time ever is admitted as a Shareholder or otherwise owns any interest in the Company hereby agrees to the provisions of this Section 6.7 as a condition of such admission or ownership.

     SECTION 6.8 -- DELEGATION; OFFICERS. The Board may delegate authority to act on behalf of the Company to one or more Persons from time to time to the full extent permitted by Act Section 18-407. Without limiting the generality of the foregoing, the Management Addendum attached hereto is hereby adopted and incorporated into this Agreement, subject to such future changes in Article V thereof, whether or not material, as the Directors may determine from time to time. Until changed by the Directors, the following Persons shall serve the offices set forth opposite his or her name below:

               Leslie J. Parrette, Jr.   President
               Orville Lunking           Vice President and Treasurer
               Nichole Robinson          Secretary
               Thomas W. LaBarge         Assistant Secretary
               Fortunato Lucido          Assistant Secretary

                                   ARTICLE VII
                                  SHAREHOLDERS

     SECTION 7.1 -- ISSUANCE OF SHARES; ADMISSION OF SHAREHOLDERS.

          (a) Novelis South America Holdings LLC, a Delaware limited liability company, is hereby admitted and confirmed as a Shareholder of the Company. As of the date hereof, Novelis South America Holdings LLC is the sole Shareholder, owning 1 Share. Novelis South America Holdings LLC has or will contribute $1,000 in consideration for the issuance to it of such Share.

          (b) Subject to Section 7.1 (c), the Board may cause the Company to issue to then- current Shareholders and/or other Persons who will become Shareholders additional Shares from time to time for cash, other property, services, or other consideration provided or to be provided the Company. Upon the issuance of Shares to Persons who are not the Shareholders, such Persons shall be admitted as Shareholders. Except as the Board may otherwise determine, no holder of a Share shall have a preemptive or other right to acquire all or any portion of any Shares to be issued.

          (c) Each Share shall be entitled to one vote on all matters to be voted on by Shareholders under the Act and/or this Agreement.


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          (d) The Company shall issue certificates to the Shareholders evidencing the Shares owned by the Shareholders.

     SECTION 7.2 -- CESSATION.

          (a) A Shareholder shall cease to be a Shareholder upon the occurrence of an Event of Withdrawal, provided that if at the time of such Event of Withdrawal there is only one Shareholder then such Shareholder shall remain a Shareholder notwithstanding such Event of Withdrawal unless such Shareholder elects to dissolve the Company.

          (b) Upon a Person ceasing to be a Shareholder in accordance with
Section 7.2(a) upon the occurrence of an Event of Withdrawal, the affected Shareholder thereafter shall have only the rights to share in profits, losses and distributions in accordance with Article VIII of this Agreement with respect to the withdrawn Shareholder's Shares and shall not be released from any obligation or other liability to the Company, except as the Board on the Company's behalf and the affected Shareholder may otherwise agree. The affected Shareholder shall not be entitled to receive the fair value of the affected Shareholder's Shares or otherwise receive any distribution upon or with respect to such cessation, except as the affected Shareholder and the Board on the Company's behalf may otherwise agree.

     SECTION 7.3 -- MANAGEMENT PARTICIPATION. Shareholders shall not have any special voting, approval, or other consent rights with respect to the business or other affairs of the Company in their capacities as Shareholders except such rights as are expressly provided in this Agreement. All matters subject to a vote of the Shareholders per the terms of this Agreement or as required by the Act shall be determined by a Majority in Interest, unless another vote is required by law or expressly provided for in this Agreement.

     SECTION 7.4 -- LIMITED LIABILITY & INDEMNIFICATION. To the full extent provided in the Act, Shareholders shall not be liable for the obligations of the Company. In any threatened, pending or completed action, suit or proceeding, each Shareholder shall, to the fullest extent permitted by the Act and all other applicable laws, be fully protected and indemnified and held harmless by the Company against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees and disbursements, costs of investigation, fines, judgments and amounts paid in settlement, actually incurred by any such Shareholder in connection with such action, suit or proceeding) by virtue of its status as a Shareholder, regardless of whether the indemnitee continues to be a Shareholder, or with respect to any action or omission taken or suffered by such Shareholder in good faith, other than liabilities and losses resulting from the gross negligence or willful misconduct of such Shareholder; provided, however, that any such Shareholder shall not be so indemnified for any acts determined to be in contravention of this Agreement or in breach of its fiduciary duties. The indemnification provided by this paragraph shall be recoverable only out of the assets of the Company, and no Director or Shareholder shall have any personal liability on account thereof or be required to fund or cause to be funded any obligation by reason of these indemnification provisions. No amendment or repeal of this Section 7.4, nor the adoption


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hereafter of any provision in the Certificate or in this Agreement inconsistent with this Section 7.4, shall eliminate or reduce the protection granted in this
Section 7.4 with respect to any matter that occurred prior to such amendment, repeal, or adoption. Each Person who at any time ever becomes a Shareholder or otherwise owns Shares hereby agrees to the provisions of this Section 7.4 as a condition of such admission or ownership.

     SECTION 7.5 -- OTHER ACTIVITIES. Each Shareholder and the Shareholder's Affiliates may, without accountability to the Company or to its other Shareholders and without any consent whatsoever, engage, directly or indirectly, in any other business ventures of any nature and description, independently or with others, whether or not such business ventures are in competition with the Company's business. Neither the Company nor any other Shareholder shall have any right in and to any such business ventures or the income or profits derived therefrom, by virtue of this Agreement or the relationships created pursuant to this Agreement. Provided, however, that nothing in this Section 7.5 shall relieve any Person from any obligation or restriction heretofore or hereafter otherwise undertaken by such Person.

     SECTION 7.6 - CAPITAL CONTRIBUTIONS.

          (a) A Shareholder may, but shall not be required to, make capital contributions or loans to the Company, except as shall otherwise be agreed to by such Shareholder. To the extent that a Shareholder makes a capital contribution to the Company, the Company shall issue Shares to such Person, the number of which shall be determined by the Board in its discretion and which shall be evidenced by one or more certificates. If a contribution is in a form other than cash, the Board shall determine the agreed value of such contribution.

          (b) The Company shall maintain a Stated Capital account for the Shares issued to the Shareholders. "Stated Capital" means the amount recorded in such account in respect of such Shares issued in accordance with this Article VII, and shall be denominated in U.S. dollars. Upon issuance of Shares, the capital contributions in respect of such Shares shall be added to the Stated Capital account. Upon any distribution that constitutes a return of all or any portion of the Stated Capital to a Shareholder, the Stated Capital shall be automatically reduced to an amount equal to the undistributed portion of such Stated Capital or, if all of such Stated Capital has been distributed, to zero (but in no event shall the Stated Capital be less than zero).

                                  ARTICLE VIII
                        PROFITS, LOSSES AND DISTRIBUTIONS

     SECTION 8.1 -- ALLOCATIONS. At the end of each Fiscal Year, the profit or loss of the Company for such Fiscal Year shall be determined and allocated to the Shareholders' capital accounts for accounting purposes in proportion to their ownership of Shares.

     SECTION 8.2 -- DISTRIBUTIONS. Prior to dissolution of the Company, the Board shall have sole discretion to cause the Company to make distributions from time to time to the Shareholders when, in the manner and in the amounts determined by the Board. Any and all such distributions shall be


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payable to the Shareholders in proportion to the Shares owned by such
Shareholders. The Board shall designate, in its sole discretion, whether any distribution is (i) a distribution that constitutes a return of all or any portion of the Stated Capital with respect to Shares or (ii) a Dividend on a Share. A "Dividend" shall mean any distribution to a Shareholder other than a distribution that constitutes a return of any Stated Capital in respect of a Share or a distribution in accordance with Article IX. Notwithstanding, any provision in this Agreement to the contrary, the Company shall not be required to make a distribution to a Shareholder on account of its Shares if such distribution would violate the Act or any other applicable law.

                                   ARTICLE IX
                                   DISSOLUTION

     SECTION 9.1 -- DISSOLUTION.

          (a) Dissolution. The Company shall be dissolved upon, and only upon, the earlier to occur of the following: (i) a decision to dissolve by a Majority in Interest of all the Shareholders; or (ii) entry of a decree of judicial dissolution under the Act.

          (b) Winding Up. Following dissolution, the Board shall wind up the Company's affairs. The Board shall collect the Company's assets, dispose of the assets that will not be distributed in kind to Persons owning Shares or applied in kind to the satisfaction of Company liabilities, and discharge or make provision for the Company's liabilities (including but not limited to the expenses of winding up). The Company shall distribute any remaining assets among Persons owning Shares in proportion to the number of Shares owned. Following dissolution, the Company shall carry on only that business appropriate to wind up and liquidate its business and affairs.

          (c) Recourse. Subject to the other provisions of this Agreement, each Person shall look solely to the assets of the Company for the return of the Person's capital contributions, the Person's share of any profits, and any other Dividends or payments, and shall have no recourse therefor (upon dissolution or otherwise) against the Directors or any other Shareholder. Except as otherwise required by law, no Person shall have any obligation to contribute any deficit balance in such Person's capital account existing at any time.

                                    ARTICLE X
                                  MISCELLANEOUS

     SECTION 10.1 -- NOTICES. Except as otherwise provided in Section 6.2(b), all notices, consents, or other communications required or permitted to be given pursuant to this Agreement must be in a writing signed by the giving party to be effective. Without limiting other means of delivering and receiving such communications, all such communications shall be deemed delivered and received on the date the communication is delivered to the last known street address shown in the Company's records. Every Shareholder and every Director shall provide the Company with a street address for the delivery of communications under this Agreement.


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     SECTION 10.2 -- ADDITIONAL DOCUMENTS. Each Shareholder hereby agrees to execute all certificates, instruments or other documents that may be required by the laws of the various states or other jurisdictions in which the Company conducts activities, to conform with the laws of such states or other jurisdictions governing limited liability companies.

     SECTION 10.3 -- AMENDMENTS. Any amendment to this Agreement must be in writing and agreed to by each Shareholder.

     SECTION 10.4 -- GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Act and the other applicable laws of the State of Delaware. If any provision of this Agreement violates any such applicable laws, then such provision shall be deemed severed and deleted from this Agreement and this Agreement shall be applied as though it did not contain such provision.

     SECTION 10.5 -- SUCCESSORS AND ASSIGNS; NO THIRD-PARTY BENEFICIARY. This Agreement shall be binding upon and shall inure to the benefit of the Company, the Directors, the Shareholders, all other Persons owning an interest in the Company, and their respective successors and assigns. No other Person shall be deemed a third-party beneficiary of, or otherwise have any rights under or with respect to, this Agreement.

     SECTION 10.6 -- SCHEDULE OF OWNERSHIP. The Company shall maintain a "Schedule of Ownership" reflecting the ownership of Shares in accordance with this Agreement.

     SECTION 10.7 -- CAPTIONS, ARTICLES, SECTIONS, PARAGRAPHS, NUMBERS, GENDER, EXHIBITS, AND SCHEDULES. Captions contained in this Agreement are intended only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof. All references in this Agreement to Articles, Sections, or Paragraphs shall be deemed to refer to Articles, Sections, or Paragraphs of this Agreement except to the extent otherwise required by the context. When required by the context, (i) whenever the singular number is used in this Agreement it shall include the plural, and vice versa, and (ii) reference to a gender shall include the other genders. Any Exhibits or Schedules referred to in this Agreement are incorporated into this Agreement by such reference.

     SECTION 10.8 -- ENTIRE AGREEMENT. This Agreement, as it may be amended from time to time pursuant to Section 10.3, constitutes the entire limited liability company agreement of the Company, and together with the Certificate and, except to the extent otherwise provided in this Agreement, the Act, is a complete and exclusive statement of all of the rights, interests, and expectations of the Shareholders. No portion of the Company's limited liability company agreement shall include any oral agreement.

     IN WITNESS WHEREOF, this Agreement has been executed with intent to be effective as of June 12, 2006.

                                        NOVELIS SOUTH AMERICA HOLDINGS LLC


                                        By: /s/ Leslie J. Parrette, Jr.
                                            ------------------------------------
                                        Name: Leslie J. Parrette, Jr.
                                        Title: President

                             MANAGEMENT ADDENDUM TO
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                         ALUMINUM UPSTREAM HOLDINGS LLC

This Management Addendum shall constitute a part of the limited liability company agreement referred to above for all purposes. Capitalized terms used herein and not defined shall have the respective meanings given to such terms in the limited liability company agreement.

                                    ARTICLE I
                              MANAGEMENT AUTHORITY

     SECTION 1.1 MANAGEMENT. The Company's affairs shall be managed by its Officers under the direction of its Board.

                                   ARTICLE II
                               BOARD OF DIRECTORS

     SECTION 2.1 NUMBER, DESIGNATIONS, AND QUALIFICATIONS. The number of Directors constituting the Board of Directors shall range from one (1) to seven
(7). Only natural persons may serve as Directors.

     SECTION 2.2 APPOINTMENT. Directors shall be appointed by a Majority in Interest of all of the Shareholders.

     SECTION 2.3 INITIAL DIRECTORS. The initial Directors shall be Martha Finn Brooks, Steven R. Fisher and Leslie J. Parrette, Jr.

     SECTION 2.4 TERM OF DIRECTORS. Each Director shall serve until his or her death, resignation, retirement, removal or his or her successor is duly appointed.

     SECTION 2.5 REMOVAL. Any Director may be removed at any time with or without cause by a Majority in Interest of all of the Shareholders.

     SECTION 2.6 VACANCIES. Any vacancy occurring in the Board may be filled by the other Directors.

     SECTION 2.7 CHAIRMAN. The Board may elect from their number at any meeting of the Board a Chairman of the Board. The Chairman shall preside at all meetings of the Board and shall perform such other duties as may be directed by the Board. Les Parrette is hereby elected initial Chairman.

                                   ARTICLE III
                             MEETINGS OF DIRECTORS

     SECTION 3.1 MEETINGS. The Board shall meet, in person, at least twice per year at one or more locations in the United States to conduct business. Meetings of the Board may be called by or at the request of the Chairman of the Board, or any two Directors. Meetings shall be held in the U.S. only, within or without the State of Delaware, at a location fixed by the Person(s) calling the meeting.

     SECTION 3.2 NOTICE OF MEETINGS. The Person(s) calling a meeting of the Board shall, at least two days before the meeting, give or cause to be given notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called. Any duly convened regular or special meeting may be adjourned by the Directors to a later time without further notice.

     SECTION 3.3 WAIVER OF NOTICE. Any Director may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the Director entitled to the notice and delivered to the Company for inclusion in the minutes or filing with the Company records. A Director's attendance at or participation in a meeting waives any required notice of such meeting unless the Director at the beginning of the meeting, or promptly upon arrival, objects to holding the meeting or to transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

     SECTION 3.4 ATTENDANCE BY REMOTE COMMUNICATION. Any or all Directors may participate in a meeting by, or conduct the meeting through the use of, any means of communication by which all Directors participating in the meeting may simultaneously hear each other during the meeting. A Director participating in a meeting by this means is deemed present in person at the meeting.

     SECTION 3.5 QUORUM. Unless the Certificate or this Agreement provide otherwise, a majority of the Directors shall constitute a quorum for the transaction of business at any meeting of the Board.

     SECTION 3.6 PRESUMPTION OF ASSENT. A Director who is present at a meeting of the Board or of a committee of the Board when action is taken is deemed to have assented to the action taken unless (a) the Director objects at the beginning of the meeting, or promptly upon the Director's arrival, to holding the meeting or to transacting business at the meeting, or (b) the Director's dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) the Director files written notice of the Director's dissent or abstention with the presiding officer of the meeting before its adjournment or with the Company immediately after the adjournment of the meeting. Such right of dissent or abstention is not available to a Director who votes in favor of the action taken.

     SECTION 3.7 ACTION WITHOUT MEETING. Action required or permitted to be taken at a meeting of the Board may be taken without a meeting if the action is taken by a majority of all the Directors. The action must be evidenced by one or more written consents signed by such Directors before or after such action, describing the action taken, and included in the minutes or filed with the Company records. The consent of a Director may be in electronic form bearing the Director's electronic signature and delivered to the Company by e-mail or other electronic means to such address as is determined by or under the authority of the Board.

     SECTION 3.8 DIRECTOR MEETING PARTICIPATION BY AUDIO MEDIUM. Upon approval by the Board, any one or more Directors may participate in any meeting of the Board or its committees by means of a conference telephone or similar communications medium allowing all Directors participating in the meeting to hear one another simultaneously throughout the meeting. Participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE IV
                             COMMITTEES OF DIRECTORS

     SECTION 4.1 GENERALLY. The Board may designate one or more committees, each committee to consist of two or more of the Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

     In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

     Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.

     SECTION 4.2 MINUTES. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

                                    ARTICLE V
                                    OFFICERS

     SECTION 5.1 OFFICERS. The Company's Officers shall consist of the following officers: a President, a Secretary, a Treasurer, and such Vice Presidents, Assistant Secretaries, and Assistant Treasurers as may from time to time be appointed by or under the authority of the Board. Only natural persons may serve as officers. Any two or more offices may be held by the same person, but no officer may act in more than one capacity where action of two or more officers is required.

     SECTION 5.2 APPOINTMENT AND TERM. The officers shall be appointed by the Board or by another officer authorized by the Board to appoint one or more officers or assistant officers. Each officer shall hold office until the officer's death, resignation, retirement, removal, disqualification or the officer's successor shall have been appointed. The appointment of an officer does not itself create contract rights.

     SECTION 5.3 COMPENSATION OF OFFICERS. The compensation of all officers of the Company shall be fixed by or under the authority of the Board, and no officer shall serve the Company in any other capacity and receive compensation therefor unless such additional compensation shall be duly authorized.

     SECTION 5.4 REMOVAL. Any officer may be removed by the Board at any time with or without cause. Removal shall not itself affect the officer's contract rights, if any, with the Company.

     SECTION 5.5 RESIGNATION. An officer may resign at any time by communicating the officer's resignation to the Company, orally or in writing. A resignation is effective when communicated unless it specifies in writing a later effective date. If a resignation is made effective at a later date that is accepted by the Company, the Board may fill the vacancy before the effective date if the Board provides that the successor does not take office until the effective date. An officer's resignation does not affect the Company's contract rights, if any, with the officer.

     SECTION 5.6 BONDS. The Board may require any officer, agent, or employee of the Company to give bond to the Company, with sufficient sureties, conditioned on the faithful performance of the duties of his or her respective office or position, and to comply with such other conditions as may from time to time be required by the Board.

     SECTION 5.7 PRESIDENT. The President shall be the president of the Company and under the direction of the Board shall manage the Company's affairs. The President shall sign, with the Secretary, an Assistant Secretary, or any other proper officer of the Company, any certificates for Shares, and any deeds, mortgages, bonds, contracts, or other instruments, which have been authorized, except in cases where the signing and execution thereof shall be delegated to some other officer or agent of the Company, or shall be required by law to be otherwise signed or executed.

     SECTION 5.8 VICE-PRESIDENTS. In the absence of or in the event of the death, inability or refusal to act of the President, the Vice Presidents in the order of their length of service as such unless otherwise determined by the Board, shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, any certificates for Shares, the issuance of which has been authorized. A Vice President shall perform such other duties as from time to time may be prescribed by the Board or the President.

     SECTION 5.9 SECRETARY. The Secretary shall: (a) keep the minutes of the meetings of Shareholders, minutes of meetings of the Directors, and records of actions taken by either group in written consent without a meeting, in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of this Agreement or as required by law; (c) maintain and authenticate the records of the Company and be custodian of the Company's seal, if any, and see that such seal is affixed to all documents the execution of which on behalf of the Company under its seal is duly authorized; (d) sign with the President, or any Vice President, any certificates for Shares, the issuance of which has been authorized; (e) maintain and have general charge of the Share transfer books of the Company; (f) prepare or cause to be prepared Shareholder lists prior to each meeting of Shareholders; (g) attest the signature or certify the incumbency or signature of any officer of the Company; and (h) and perform such other duties as from time to time may be prescribed by the Board or the President.

     SECTION 5.10 ASSISTANT SECRETARIES. In the absence of the Secretary or in the event of the Secretary's death, inability or refusal to act, the Assistant Secretaries in the order of their length of service as Assistant Secretary unless otherwise determined by the Board, shall perform the duties of the Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary. Any Assistant Secretary may sign, with the President, or any Vice President, any certificates for Shares, the issuance of which has been authorized. They shall perform such other duties as from time to time may be prescribed by the Board or the President.

     SECTION 5.11 TREASURER. The Treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the Company; receive and give receipts for moneys due and payable to the Company from any source whatsoever, and deposit all such moneys in the name of the Company in such depositories as shall be selected by or under the authority of the Board; (b) oversee the Company's finances and shall cause the Company to maintain appropriate financial and accounting records; and (c) perform such other duties as from time to time may be prescribed by the Board or the President.

     SECTION 5.12 ASSISTANT TREASURERS. In the absence of a Treasurer or in the event of the Treasurer's death, inability or refusal to act, the Assistant Treasurers in the order of their length of service as such, unless otherwise determined by the Board, shall perform the duties of the Treasurer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Treasurer. They shall perform such other duties as may be prescribed by the Board or the President.